UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

1871 Tapo Street

Simi Valley, CA 93063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Entry into Asset Purchase Agreement

On February 10, 2017, Vapor Hub International Inc. (the “Company”) and PLY Technology, a California corporation (the “Buyer”), entered into an asset purchase agreement (the “Purchase Agreement”).  Pursuant to the terms and conditions of the Purchase Agreement, the Company agreed, subject to the approval of its stockholders, to sell all of the Company’s right, title and interest in and to the Company’s proprietary rights, and all goodwill associated with such proprietary rights, owned or used by the Company in connection with its business, which collectively constitute substantially all of the Company’s assets (collectively, the “Purchased Assets”).  The Company will retain all assets that are not Purchased Assets, including inventory.  The Buyer is not assuming any liabilities of the Company in connection with the sale of the Purchased Assets by the Company.

The aggregate purchase price for the Purchased Assets is $1,000,000 USD (the “Purchase Price”).  The Buyer will pay the Purchase Price to the Company at the closing of the asset sale (the “Asset Sale”) by (i) cancelling all outstanding principal, accrued interest and all other obligations (collectively, the “Outstanding Debt Obligations”) payable to the Buyer by the Company on the closing date of the Asset Sale under that certain Senior Secured Credit Facility Agreement entered into by the Buyer and the Company on December 23, 2016 (the “Loan Agreement”), which amount currently totals approximately $543,110, and (ii) to the extent the Purchase Price exceeds the Outstanding Debt Obligations, paying an amount in cash equal to the difference between the Purchase Price and the Outstanding Debt Obligations.

The Company expects that the Asset Sale will close in March 2017, subject to the satisfaction of certain closing conditions, which include obtaining the approval of the Asset Sale and Plan of Liquidation (described below) by the Company’s stockholders (the “Stockholder Approval”).

The Purchase Agreement contains customary representations and warranties of the parties and covenants of the Company.  It also includes certain termination rights, including, among others, that either party has a right to terminate the Purchase Agreement if: (i) the Company receives an Acquisition Proposal (as defined below) and exercises its right to withhold, withdraw, amend or modify its approval of the Purchase Agreement before it obtains Stockholder Approval (a “Change in Recommendation”); (ii) the Company does not obtain Stockholder Approval on or before March 30, 2017; or (iii) the closing does not occur on or before March 30, 2017, absent any breach by the terminating party.

The Purchase Agreement provides that, from the date of the Purchase Agreement until the closing of the Asset Sale or the proper termination of the Purchase Agreement, (i) the Buyer has the sole and exclusive right to negotiate an Acquisition Proposal with the Company and (ii) neither the Company nor its representatives are permitted to solicit, initiate negotiations with, or enter into any agreement with a third party in relation to an Acquisition Proposal, in each case subject to certain exceptions relating to unsolicited Acquisition Proposals from third parties.  “Acquisition Proposal” means any proposal, offer or indication of interest relating to, or that would reasonably be expected to lead to, (i) any acquisition or purchase of (A) assets or businesses that constitute all or substantially all of the Company’s assets, or (B) beneficial ownership of twenty percent (20%) or more of any class of the Company’s equity securities; (ii) any purchase or sale of, or tender offer or exchange offer for, the Company’s equity securities that, if consummated, would result in any person or group beneficially owning twenty percent (20%) or more of any class of the Company’s equity securities; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, dual listed structure, joint venture, share exchange or similar transaction involving the Company, as a result of which the owners of the Company’s equity securities immediately prior to such event own less than 80% of the Company’s equity securities immediately following such event; or (iv) the Company’s liquidation or dissolution.

If the Company closes the Asset Sale, the Company will cease to do business and will not engage in any business activities except for dealing with post-closing matters and for the purpose of liquidating its remaining assets, paying or making provision for the payment of any debts and obligations of the Company, distributing any remaining assets to stockholders and doing other acts required to liquidate and wind up its business and affairs.  The winding up and liquidation of the Company will occur pursuant to a

Plan of Liquidation (the “Plan of Liquidation”), which will be submitted to the Company’s stockholders for approval.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

APPROVAL OF THE ASSET SALE AND PLAN OF LIQUIDATION WILL BE SUBMITTED TO THE COMPANY’S STOCKHOLDERS FOR THEIR CONSIDERATION, AND THE COMPANY WILL FILE A DEFINITIVE PROXY STATEMENT TO BE USED TO SOLICIT STOCKHOLDER APPROVAL OF EACH OF THE ASSET SALE AND PLAN OF LIQUIDATION WITH THE SECURITIES EXCHANGE COMMISSION (THE “SEC”).  A FREE COPY OF THE DEFINITIVE PROXY STATEMENT, AS WELL AS OTHER FILINGS WITH THE SEC CONTAINING INFORMATION ABOUT THE COMPANY, THE ASSET SALE AND THE PLAN OF LIQUIDATION MAY BE OBTAINED, WHEN AVAILABLE, AT THE SEC’S WEBSITE AT WWW.SEC.GOV.  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE ASSET SALE AND PLAN OF LIQUIDATION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  THE COMPANY, ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE COMPANY’S STOCKHOLDERS IN CONNECTION WITH THE APPROVAL OF THE ASSET SALE AND PLAN OF LIQUIDATION. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY IS SET FORTH IN ITS ANNUAL REPORT ON FORM 10-K FOR THE MOST RECENTLY ENDED FISCAL YEAR, WHICH WAS FILED WITH THE SEC. INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTEREST OF SUCH PARTICIPANTS BY READING THE PROXY STATEMENT REGARDING THE ASSET SALE AND PLAN OF LIQUIDATION WHEN IT BECOMES AVAILABLE.

Amendment to Credit Agreement

On February 10, 2017, in connection with the entry into the Purchase Agreement, the Company and the Buyer entered to an amendment to the Loan Agreement to extend the maturity date of the loan facility from February 15, 2017 to March 30, 2017 (the “Amendment”).  At any time prior to the maturity date or the earlier termination of the Loan Agreement, the Company can request up to $331,899.70 of additional loans, which additional loans may be made in the sole discretion of the Buyer.  The Company may prepay borrowings at any time, in whole or in part, without penalty, with the Buyer’s prior written consent.

In the event the Company is in default under the Loan Agreement or any related transaction document, including as a result of a default in the Company’s payment obligations and further including as a result of making a Change in Recommendation, any amount due to the Buyer under the loan facility will, at the Buyer’s option, bear interest from the date due until such past due amount is paid in full at an annual default rate of 22%.  In addition, upon the occurrence and during the continuance of an event of default under the loan documents, the Buyer may terminate its commitments to the Company and declare all of the Company’s obligations to the Buyer under the loan facility to be immediately due and payable.

The payment and performance of all the Company’s indebtedness and other obligations to the Buyer, including all borrowings under the Loan Agreement and related agreements, are secured by first priority liens on substantially all of the Company’s assets pursuant to a Security Agreement.  Upon the occurrence and during the continuance of an event of default under the transaction documents, the Buyer may, at its option, exercise a number of remedies as a secured lender including selling, leasing or disposing all or a portion of the Company’s assets (including the Purchased Assets) or retaining all or a portion of the Company’s assets (including the Purchased Assets) in satisfaction of the Company’s obligations to the Buyer.

In connection with the Loan Agreement, on December 23, 2016, the Company entered into a consulting agreement with the Buyer (the “Consulting Agreement”), pursuant to which the Company will assist the Buyer in connection with the operation of its business, which includes the sale of e-cigarette products and services, and granted to the Buyer a non-exclusive license to use the Company’s intellectually property rights in connection with the marketing, sale and distribution of products developed as a result of the Company’s services to the Buyer.  Unless earlier terminated, the Consulting Agreement is scheduled to expire on June 30, 2017.  For the Company’s services under the Consulting Agreement, the Company received a fee of $25,000 on December 23, 2016.

The foregoing summaries of the Loan Agreement, the Security Agreement, the Note, the Consulting Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto.

Item 2.02   Results of Operations and Financial Condition

During the three month period ended December 31, 2016, the Company had total net revenues of approximately $769,532 compared to $1,295,138 for the three month period ended December 31, 2015.  For the six month period ended December 31, 2016, the Company had total net revenues of approximately $3,264,755 compared to $3,257,483 for the six-month period ended December 31, 2015.  As of December 31, 2016, the Company’s cash balance was approximately $21,000.

Item 9.01   Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
2.1	Asset Purchase Agreement by and between Vapor Hub International Inc. and PLY Technology, dated February 10, 2017. (1)
10.1

Senior Secured Credit Facility Agreement dated December 23, 2016 by and between Vapor Hub International Inc. and PLY Technology.  Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2016.

10.2

Security Agreement dated December 23, 2016 by and between Vapor Hub International Inc. and PLY Technology. Incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2016.

10.3

Senior Secured Convertible Promissory Note dated December 23, 2016 issued by Vapor Hub International Inc. to PLY Technology.  Incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2016.

10.4

Consulting Agreement dated December 23, 2016 by and between Vapor Hub International Inc. and PLY Technology.  Incorporated by reference to Exhibit 10.4 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2016.

10.5	Amendment Number One to Senior Secured Credit Facility Agreement dated February 10, 2017 by and between Vapor Hub International Inc. and PLY Technology.

________

(1) The exhibits and schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted exhibits and schedules will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	February 14, 2017	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer

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